EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                       for

                                Offer to Exchange

                      11 3/8% Senior Secured Notes due 2003,
                        which have been registered under
                     the Securities Act of 1933, as amended,
                           for Any and All Outstanding
                      11 3/8% Senior Secured Notes due 2003
                                       of
                           Trans World Airlines, Inc.

     Registered holders of outstanding 11 3/8% Senior Secured Notes due 2003 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 11 3/8% Senior Secured Notes due 2003 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Security Bank, National Association (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand, sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:


                    FIRST SECURITY BANK, NATIONAL ASSOCIATION


   By Hand or Overnight      Facsimile Transmissions:    By Registered or Certified Mail:
         Delivery:         (Eligible Institutions Only)        First Security Bank,
   First Security Bank,           (801) 246-5053               National Association
   National Association       To Confirm by Telephone        Corporate Trust Services
 Corporate Trust Services    or for Information Call:          79 South Main Street
   79 South Main Street           (801) 246-5630            Salt Lake City, Utah 84111
Salt Lake City, Utah 84111

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


                    THE FOLLOWING GUARANTEE MUST BE COMPLETED
                              GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five American Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:___________________________   _____________________________________
                                           Authorized Signature

Address:________________________________   Title _______________________________

________________________________________   Name:________________________________
                              (Zip Code)            (Please type or print)

Area Code and Telephone Number:            Date:________________________________

________________________________________


NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.